UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

JIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35367

Delaware	42-1515522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Lytton Avenue, Suite 200, Palo Alto, California	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-319-1920

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 31, 2014, Jive Software, Inc. (“Jive”) issued a press release announcing its financial results for the quarter ended June 30, 2014. In the press release, Jive also announced that it would be holding a conference call on July 31, 2014 to discuss its financial results for the quarter ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Jive is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2014, Jive announced John McCracken, Senior Vice President of Worldwide Sales, will step down from his current position immediately. Mr. McCracken will remain at Jive through the end of the year to transition his role. Chris Masino, who had previously served as Jive’s Vice President of Sales for the East Region, has been promoted to the role of Senior Vice President of Worldwide Sales and will be assuming the leadership of Jive’s sales organization.

On July 31, 2014, Jive announced that Oudi Antebi, Executive Vice President, Products, will step down from his current position effective September 1, 2014 to pursue other opportunities. Elisa Steele, Executive Vice President of Marketing and Products, will be assuming the leadership of the Product organization.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached hereto and this list is intended to constitute the exhibit index:

99.1	Press release dated July 31, 2014 regarding the second quarter 2014 financial results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2014	JIVE SOFTWARE, INC.

	By:	/s/ Bryan J. LeBlanc
Bryan J. LeBlanc
Chief Financial Officer